As filed with the Securities and Exchange Commission on
November 20, 1997.                 Registration No.333-__________
=================================================================
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                   ----------------------------

                            FORM S-8

                      REGISTRATION STATEMENT
                             UNDER
                    THE SECURITIES ACT OF 1933

                       TOWER BANCORP, INC.
     (Exact name of Registrant as specified in its charter)

          Pennsylvania                         25-1445946
-------------------------------             ------------------
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)              Identification No.)

    Center Square, P.O. Box 8                  17225-0008
    Greencastle, Pennsylvania                  ----------
---------------------------------------        (Zip Code)
     (Address of Principal
      Executive Offices)

                   _______________________________

     TOWER BANCORP, INC. 1995 NON-QUALIFIED STOCK OPTION PLAN,
    TOWER BANCORP, INC. STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
               AND FIRST NATIONAL BANK OF GREENCASTLE
                   EMPLOYEES' STOCK OWNERSHIP PLAN
                       (Full title of the plans)
                   ______________________________

          Jeff B. Shank                        Copies To:
        President and Chief          Nicholas Bybel, Jr., Esquire
        Executive Officer             B. Tyler Lincoln, Esquire
       TOWER BANCORP. INC.             Shumaker Williams, P.C.
    Center Square, P.O. Box 8             Post Office Box 88
          Greencastle,                        Harrisburg,
     Pennsylvania 17225-0008              Pennsylvania 17108
         (717) 597-2137                     (717) 763-1121
        ----------------
   (Name, address, including
    zip code, and telephone
   number, including area code,
      of agent for service)
                _______________________________

                CALCULATION OF REGISTRATION FEE
_________________________________________________________________
Title of Each Class
of Securities to         Amount to be         Proposed Maximum
be Registered         Registered<F1><F2>       Offering Price
_________________________________________________________________
Common Stock
$2.50 par value            275,000                $ 40.50
_________________________________________________________________
Title of Each Class     Proposed Maximum
of Securities to       Aggregate Offering         Amount of
be Registered               Price <F3>          Registration Fee
_________________________________________________________________
Common Stock
$2.50 par value         $ 11,137,500.00            $ 3,375.00
_________________________________________________________________

<F1>  Based on the maximum number of shares of Tower Bancorp,
Inc. common stock, par value $2.50 per share ( the "Common Stock") authorized for issuance under the Tower Bancorp, Inc. 1995 Non-Qualified Stock Option Plan (25,000 shares), the Tower Bancorp, Inc. Stock Option Plan for Outside Directors (50,000 shares) and The First National Bank of Greencastle Employees' Stock Ownership Plan (200,000 shares) (Collectively, the "Plans").

<F2> Includes 816 options to purchase shares of Common Stock previously issued under the Tower Bancorp, Inc. 1995 Non-Qualified Stock Option Plan.  Includes 4,182 options to purchase shares of Common Stock previously issued under the Tower Bancorp,
Inc. Stock Option Plan for Outside Directors.  Includes 33,950
shares of Common Stock previously issued under First National
Bank of Greencastle Employees' Stock Ownership Plan.

<F3> Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the closing bid and asked prices of Registrant's Common Stock on November 18, 1997, with respect to the 275,000 shares of Common Stock issuable under the Plans.

                      TO PARTICIPANTS IN
  THE TOWER BANCORP, INC. 1995 NON-QUALIFIED STOCK OPTION PLAN,
 THE TOWER BANCORP, INC. STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                             AND
            THE FIRST NATIONAL BANK OF GREENCASTLE
                EMPLOYEES' STOCK OWNERSHIP PLAN

     Tower Bancorp, Inc. (the "Company") has filed a Registration Statement concerning shares of common stock, $2.50 par value (the "Common Stock") that may, from time to time, be issued pursuant to the Tower Bancorp, Inc. 1995 Non-Qualified Stock Option Plan, the Tower Bancorp, Inc. Stock Option Plan for Outside Directors and the First National Bank of Greencastle Employees' Stock Ownership Plan (collectively, the "Plans"). The Prospectus deemed to form a part of the Registration Statement consists of certain documents and explanatory memoranda regarding the Plans. The following documents are also deemed to comprise part of the Prospectus, are each specifically incorporated by reference into the Registration Statement and are each on file with the Securities and Exchange Commission (the "SEC"):

     (a) Annual Report on Form 10-K, for the year ended December
         31, 1996;

     (b) Quarterly Reports on Form 10-Q for the quarters ended
         March 31, 1997, June 30, 1997, and September 30, 1997;
         and

     (c) Description of the Company's Common Stock appearing in the Company's Registration Statement on Form S-14
        (Registration No. 2-89573).

     All documents filed with the SEC by the Company (Periodic File No. 0-12826) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in the Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

     The Company will provide without charge to each Plan participant, who so requests, a copy of any or all of the documents mentioned above, as well as, all documentation relating to the Plans required to be delivered to Plan participants pursuant to the rules adopted under the Securities Act of 1933, as amended. Requests for such copies should be addressed in writing to the attention of the Corporate Secretary, Tower Bancorp, Inc., Centre Square, Post Office Box 8, Greencastle, Pennsylvania 17225-0008, or addressed by telephone to (717) 597-2137.


November 20, 1997

                           PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     The following documents are hereby incorporated by reference in this Registration Statement and filed by the Company (File No.
0-12826) with the SEC:

     (a) Annual Report on Form 10-K, for the year ended December
         31, 1996;

     (b) Quarterly Reports on Form 10-Q for the quarters ended
         March 31, 1997, June 30, 1997, and September 30, 1997;
         and

     (c) Description of the Company's Common Stock appearing in the Company's Registration Statement on Form S-14
        (Registration No. 2-89573).

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The documents containing the information specified in Items 1 and 2 of Part I of this Form S-8 will be sent or given to the respective plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I of Form S-8, are not filed with the SEC as part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The general corporate law of the Commonwealth of Pennsylvania, as applicable to the Company, together with the Company's By-laws, provides the Company's officers and directors with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Aside from matters involving criminal statutes or tax laws, directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and such breach or failure constitutes willful misconduct or recklessness. The Company's officers and directors are entitled to be indemnified if they are named as a party or threatened to be named as a party to any type of proceeding as a result of actions or inactions taken while in the course of their association with the Company provided that such action or inaction was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. Officers and directors of the Company will be presumed to be entitled to this indemnification absent breaches of fiduciary duty, lack of good faith or self-dealing and will be entitled to be indemnified unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

     To the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action or proceeding relating to third party actions or relating to derivative actions or in defense of any, claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed

     Not applicable.

Items 8. Exhibits

Exhibit No.
-----------
3(i)(a) Articles of Incorporation of the Registrant(Incorporated by reference to Exhibit C to Registrant's Registration
         Statement No. 2-89573 on Form S-14,filed with the SEC).

3(i)(b) Articles of Amendment to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3(i) to Registrants Current Report on Form 8-K, filed with the SEC on May 28, 1996).

3(ii) Bylaws of the Registrant (Incorporated by reference to Exhibit D to Registrant's Registration Statement
         No. 2-89573 on Form S-14, filed with the SEC).

4.1      Articles of Incorporation of the Registrant
        (Included herein at Exhibits 3(i)(a) and 3(i)(b)).

4.2 Bylaws of the Registrant (Included herein at Exhibit 3(ii)).

5        Opinion of Shumaker Williams, P.C.

23.1     Consent of Smith Elliott Kearns & Company.

23.2     Consent of Shumaker Williams, P.C.
         (Included in Exhibit 5).

24       Power of Attorney of Directors and Officers
         (Included on Signature Page).

99.1     Tower Bancorp, Inc. 1995 Non-Qualified Stock Option
         Plan.

99.2     Tower Bancorp, Inc. Stock Option Plan for Outside
         Directors.

99.3     First National Bank of Greencastle Employees' Stock
         Ownership Plan, Stipulation of Amendment and Amendment
         Number Two to First National Bank of Greencastle
         Employees' Stock Ownership Plan.

Item 9.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i)   To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greencastle, Commonwealth of Pennsylvania on October 22, 1997.

                             TOWER BANCORP, INC.

                          By:/s/ Jeff B.  Shank
                             ----------------------------
                             Jeff B. Shank
                             President and Chief Executive
                             Officer

                      POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeff B. Shank and Donald Chlebowski, Jr., and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, will all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                           Capacity                   Date

/s/Jeff B.  Shank         President, Chief      October 22,1997
---------------------     Executive Officer
Jeff B. Shank             and Director
                          (Principal Executive
                          Officer)


/s/Donald Chlebowski, Jr. Treasurer            October 22, 1997
-------------------------(Principal
Donald Chlebowski, Jr.    Accounting Officer)



/s/James H.  Craig, Jr.   Director             October 22, 1997
------------------------
James H. Craig, Jr.

/s/Lois Easton            Director             October 22, 1997
------------------------
Lois Easton

/s/Harold C.  Gayman      Vice Chairman        October 22, 1997
------------------------  and Director
Harold C. Gayman


/s/Kermit G.  Hicks       Chairman             October 22, 1997
------------------------  and Director
Kermit G. Hicks


/s/Betty J.  Lehman       Director             October 22, 1997
------------------------
Betty J. Lehman


/s/Robert L.  Pensinger   Director             October 22, 1997
------------------------
Robert L. Pensinger

                        INDEX TO EXHIBITS

                                                   Page Number
                                                 in Sequentially
Exhibit No.                                     Numbered Original
-----------                                     -----------------

3(i)(a)    Articles of Incorporation of the
           Registrant(Incorporated by
           reference to Exhibit C to
           Registrant's Registration
           Statement No. 2-89573 on
           Form S-14, filed with the SEC).

3(i)(b)    Articles of Amendment to the
           Articles of Incorporation
           of the Registrant. (Incorporated
           by reference to Exhibit 3(i) to
           Registrants Current Report on
           Form 8-K, filed with the SEC
           on May 28, 1996).

3(ii)      Bylaws of the Registrant
           (Incorporated by reference to
           Exhibit D to Registrant's
           Registration Statement No. 2-89573
           on Form S-14, filed with the SEC).

4.1        Articles of Incorporation of the
           Registrant (Included herein at
           Exhibits 3(i)(a) and 3(i)(b)).

4.2        Bylaws of the Registrant (Included
           herein at Exhibit 3(ii)).

5          Opinion of Shumaker Williams, P.C.                10

23.1       Consent of Smith Elliott Kearns & Company.        13

23.2       Consent of Shumaker Williams, P.C.
           (Included in Exhibit 5).

24         Power of Attorney of Directors
           and Officers
           (Included on Signature Page).

99.1       Tower Bancorp, Inc. 1995                          15
           Non-Qualified Stock Option Plan.

99.2       Tower Bancorp, Inc. Stock Option                  27
           Plan for Outside Directors.

99.3       First National Bank of Greencastle                34
           Employees' Stock Ownership
           Plan, Stipulation of Amendment
           and Amendment Number Two
           to First National Bank of Greencastle
           Employees' Stock Ownership Plan.